                                                                    EXHIBIT 3.02

                            CONCUR TECHNOLOGIES, INC.

                            (a Delaware corporation)

                          CERTIFICATE OF DESIGNATION OF
                                 PREFERRED STOCK

        Concur Technologies, Inc., a Delaware corporation (the "Company") does hereby certify that pursuant to the authority contained in Article IV of its Certificate of Incorporation, and in accordance with the provisions of Section 151 of the Delaware General Corporation Law, the Company's Board of Directors has duly adopted the following resolutions creating ten (10) separate series of Preferred Stock designated as Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock, Series C1 Preferred Stock, Series D Preferred Stock, Series D1 Preferred Stock, Series E Preferred Stock and Series E1 Preferred Stock.

      RESOLVED, that the Company hereby designates and creates ten (10) separate series of the authorized Preferred Stock designated, respectively, as Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock, Series C1 Preferred Stock, Series D Preferred Stock, Series D1 Preferred Stock, Series E Preferred Stock and Series E1 Preferred Stock as follows:

        A. Of the fifty-three million (53,000,000) shares of Preferred Stock, $0.001 par value, authorized to be issued by the Company, three million eight hundred twenty-four thousand and ninety-two (3,824,092) shares are hereby designated as "Series A Preferred Stock," three million eight hundred twenty-four thousand and ninety-two (3,824,092) shares are hereby designated as "Series A1 Preferred Stock," four million six hundred eighty-seven thousand five hundred (4,687,500) shares are hereby designated as "Series B Preferred Stock," four million six hundred eighty-seven thousand five hundred (4,687,500) shares are hereby designated as "Series B1 Preferred Stock," nine million seven hundred eighty-two thousand six hundred and fourteen (9,782,614) shares are hereby designated as "Series C Preferred Stock," nine million seven hundred eighty-two thousand six hundred and fourteen (9,782,614) shares are hereby designated as "Series C1 Preferred Stock," three million three hundred ninety-two thousand eight hundred ninety-six (3,392,896) shares are hereby designated as Series D Preferred Stock, three million three hundred ninety-two thousand eight hundred ninety-six (3,392,896) shares are hereby designated as Series D1 Preferred Stock, four million five hundred thousand (4,500,000) shares are hereby designated as "Series E Preferred Stock," and four million five hundred thousand (4,500,000) shares are hereby designated as "Series E1 Preferred Stock." Any shares of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock, Series C1 Preferred Stock, Series D Preferred Stock, Series D1 Preferred Stock, Series E Preferred Stock or Series E1 Preferred Stock that are acquired by the Company, whether by redemption, purchase, conversion or otherwise, so that such shares are issued but not outstanding, may not be reissued as shares of any such series or as shares of the class of Preferred Stock. Upon the retirement of any such shares and the filing of a certificate of retirement pursuant to Sections 103 and 243 of the Delaware General Corporation Law with respect thereto, the shares of such series shall be eliminated and the number of shares of Preferred Stock shall be reduced accordingly. The rights, preferences, privileges and restrictions granted to and imposed upon the respective classes and series of the Company's capital stock are set forth below in Article B. Nothing in this Article A shall limit the Board of Directors' ability to designate and establish the rights, preferences, privileges and restrictions of the remaining authorized but unissued Preferred Stock of the Company.

        B. Rights, Preferences and Restrictions of Preferred Stock. The rights, preferences, restrictions and other matters relating to the Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock, Series C1 Preferred Stock, Series D Preferred Stock, Series D1 Preferred Stock, Series E Preferred Stock and Series E1 Preferred Stock are as follows:

        1. DEFINITIONS. For purposes of this Article B, the following definitions shall apply:

               1.1 "Board" shall mean the Board of Directors of the Company.

               1.2 "Company" shall mean this corporation.

               1.3 "Common Stock" shall mean the Common Stock, $0.001 par value, of the Company.

               1.4 "Dividend Preference Rate" shall mean $0.0366 per annum for each share of the Series A Preferred Stock and the Series A1 Preferred Stock, $0.0448 per annum for each share of the Series B Preferred Stock and the Series B1 Preferred Stock, $0.056 per annum for each share of the Series C Preferred Stock and the Series C1 Preferred Stock, $0.1022 per annum for each share of the Series D Preferred Stock and the Series D1 Preferred Stock, and $0.2170 per annum for each share of the Series E Preferred Stock and the Series E1 Preferred Stock, plus any declared but unpaid dividends on such shares of stock as appropriately adjusted for stock dividends, splits and combinations.

               1.5 "Original Issue Price" shall mean $0.523 per share for the Series A Preferred Stock and the Series A1 Preferred Stock, $0.64 per share for the Series B Preferred Stock and the Series B1 Preferred Stock, $0.80 per share for the Series C Preferred Stock and the Series C1 Preferred Stock, $1.46 per share for the Series D Preferred Stock and the Series D1 Preferred Stock, and $3.10 per share for the Series E Preferred Stock and the Series E1 Preferred Stock.

               1.6 "Preferred Stock" shall mean the Preferred Stock, $0.001 par value, of the Company, including, without limitation, the Series A Preferred Stock, the Series A1 Preferred Stock, the Series B Preferred Stock, the Series B1 Preferred Stock, the Series C Preferred Stock, the Series C1 Preferred Stock, the Series D Preferred Stock, the Series D1 Preferred Stock, the Series E Preferred Stock, the Series E1 Preferred Stock and any series of Preferred Stock created by the Board pursuant to Article IV of the Company's Certificate of Incorporation.

               1.7 "Series A Preferred Stock" shall mean the Series A Preferred Stock, $0.001 par value, of the Company.

               1.8 "Series A1 Preferred Stock" shall mean the Series A1 Preferred Stock, $0.001 par value, of the Company.

               1.9 "Series B Preferred Stock" shall mean the Series B Preferred Stock, $0.001 par value, of the Company.

               1.10 "Series B1 Preferred Stock" shall mean the Series B1 Preferred Stock, $0.001 par value, of the Company.

               1.11 "Series C Preferred Stock" shall mean the Series C Preferred Stock, $0.001 par value, of the Company.

               1.12 "Series C1 Preferred Stock" shall mean the Series C1 Preferred Stock, $0.001 par value, of the Company.

               1.13 "Series D Preferred Stock" shall mean the Series D Preferred Stock, $.001 par value, of the Company.

               1.14 "Series D1 Preferred Stock" shall mean the Series D1 Preferred Stock, $0.001 par value, of the Company.

               1.15 "Series E Preferred Stock" shall mean the Series E Preferred Stock, $0.001 par value, of the Company.

               1.16 "Series E1 Preferred Stock" shall mean the Series E1 Preferred Stock, $0.001 par value, of the Company.

        2. DIVIDEND RIGHTS.

               2.1 Subject to the payment of dividends on any senior series of Preferred Stock which may be created by the Board pursuant to Article IV of the Company's Certificate of Incorporation, the holders of the then outstanding Preferred Stock shall be entitled to receive, out of any funds of the Company legally available therefor, cumulative dividends at the Dividend Preference Rate per annum, payable when and as declared by the Board of Directors, in preference and priority to the payment of dividends on any shares of Common Stock (other than a Common Stock Dividend). Such dividends may be declared and paid as to one series of Preferred Stock only if they are simultaneously declared and paid as to all series. After payment of dividends to the holders of Series A Preferred Stock, Series Al Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock, Series C1 Preferred Stock, Series D Preferred Stock, Series D1 Preferred Stock, Series E Preferred Stock and Series E1 Preferred Stock, dividends may be declared and distributed among all holders of Common Stock, and all holders of Series A Preferred Stock, Series Al Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock, Series C1 Preferred Stock, Series D

Preferred Stock, Series D1 Preferred Stock, Series E Preferred Stock and Series E1 Preferred Stock in proportion to the number of shares of Common Stock which would be held by each on an as-converted basis, but at an annual rate not exceeding $0.0366 per share (as adjusted for stock splits and the like). The dividends payable to all holders of the Preferred Stock shall not be cumulative, and no right shall accrue to the holders of the Preferred Stock by reason of the fact that dividends on the Preferred Stock are not declared or paid in any previous fiscal year of the corporation, whether or not the earnings of the corporation in that previous fiscal year were sufficient to pay such dividends in whole or in part. In the event that the corporation shall have declared but unpaid dividends outstanding immediately prior to, and in the event of, a conversion of Preferred Stock (as provided in Section 6 hereof), the corporation shall, at the option of the holder, pay in cash to the holder(s) of Preferred Stock subject to conversion the full amount of any such dividends or allow such dividends to be converted into Common Stock in accordance with, and pursuant to the terms specified in, Section 6 hereof.

               2.2 Each holder of Preferred Stock shall be deemed to have consented to distributions made by the Company in connection with the repurchase of shares of Common Stock issued to or held by officers, directors, or employees of, or consultants to, the Company or its subsidiaries upon termination of their employment or services pursuant to agreements (whether now existing or hereafter entered into) providing for the right of said repurchase between the Company and such persons.

        3. LIQUIDATION RIGHTS.

               3.1 In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (a "Liquidation Event"), the funds and assets of the Company that may be legally distributed to the Company's stockholders shall, after distribution of the liquidation preference(s) of all senior series of Preferred Stock which may be created by the Board pursuant to
Article IV of the Company's Certificate of Incorporation, be distributed to the holders of Preferred Stock in the following manner:

                      (a) Each holder of Series E Preferred Stock and Series E1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock, Series C1 Preferred Stock, Series D Preferred Stock, Series D1 Preferred Stock or the Common Stock, by reason of their ownership of such stock, the Original Issue Price for Series E Preferred Stock and Series E1 Preferred Stock per share for each share of Series E Preferred Stock and Series E1 Preferred Stock then held by such holder, plus an amount equal to all declared but unpaid dividends on such shares of Series E Preferred Stock and Series E1 Preferred Stock (collectively, the "Series E Preference"). If, upon the occurrence of a Liquidation Event, the assets and funds available to be distributed among the holders of the Series E Preferred Stock and Series E1 Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Company legally available for distribution to such holders shall be distributed ratably based on the number of shares of Series E Preferred Stock and Series E1 Preferred Stock held by each holder.

                      (b) After payment has been made to the holders of Series E Preferred Stock and Series E1 Preferred Stock, each holder of Series D Preferred Stock and Series D1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock, Series C1 Preferred Stock or the Common Stock, by reason of their ownership of such stock, the Original Issue Price for Series D Preferred Stock and Series D1 Preferred Stock per share for each share of Series D Preferred Stock and Series D1 Preferred Stock then held by such holder, plus an amount equal to all declared but unpaid dividends on such shares of Series D Preferred Stock and Series D1 Preferred Stock (collectively, the "Series D Preference"). If, upon the occurrence of a Liquidation Event, the assets and funds available to be distributed among the holders of the Series D Preferred Stock and Series D1 Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Company legally available for distribution to such holders shall be distributed ratably based on the number of shares of Series D Preferred Stock and Series D1 Preferred Stock held by each holder.

                      (c) After payment has been made to the holders of Series E Preferred Stock, Series E1 Preferred Stock, Series D Preferred Stock and Series D1 Preferred Stock of the full amounts to which they are entitled pursuant to paragraphs (a) and (b) above, each holder of Series C Preferred Stock and Series C1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Series A Preferred Stock, Series Al Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock or the Common Stock, by reason of their ownership of such stock, the Original Issue Price for Series C Preferred Stock and Series C1 Preferred Stock per share for each share of Series C Preferred Stock and Series C1 Preferred Stock then held by such holder, plus an amount equal to all declared but unpaid dividends on such shares of Series C Preferred Stock and Series C1 Preferred Stock (collectively, the "Series C Preference"). If, upon the occurrence of a Liquidation Event, the assets and funds available to be distributed among the holders of the Series C Preferred Stock and Series C1 Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Company legally available for distribution to such holders shall be distributed ratably based on the number of shares of Series C Preferred Stock and Series C1 Preferred Stock held by each holder.

                      (d) After payment has been made to the holders of Series E Preferred Stock, Series E1 Preferred Stock, Series D Preferred Stock, Series D1 Preferred Stock, Series C Preferred Stock and Series C1 Preferred Stock of the full amounts to which they are entitled pursuant to paragraphs (a), (b) and (c) above, each holder of Series B Preferred Stock and Series B1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Series A Preferred Stock, the Series A1 Preferred Stock or Common Stock, by reason of their ownership of such stock, the Original Issue Price for Series B Preferred Stock and Series B1 Preferred Stock per share for each share of Series B Preferred Stock and Series B1 Preferred Stock then held by such holder, plus an amount equal to all declared but unpaid dividends on such shares of Series B

Preferred Stock and Series B1 Preferred Stock (collectively, the "Series B Preference"). If, upon the occurrence of a Liquidation Event, the assets and funds available to be distributed among the holders of the Series B Preferred Stock and Series B1 Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Company legally available for distribution to such holders shall be distributed ratably based on the number of shares of Series B Preferred Stock and Series B1 Preferred Stock held by each holder.

                      (e) After payment has been made to the holders of Series E Preferred Stock, Series E1 Preferred Stock, Series D Preferred Stock, Series D1 Preferred Stock, Series C Preferred Stock, Series C1 Preferred Stock, Series B Preferred Stock and Series B1 Preferred Stock of the full amounts to which they are entitled pursuant to paragraphs (a), (b), (c) and (d) above, each holder of Series A Preferred Stock and Series A1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock, by reason of their ownership of such stock, the Original Issue Price for Series A Preferred Stock and Series A1 Preferred Stock per share for each share of Series A Preferred Stock and Series A1 Preferred Stock then held by such holder, plus an amount equal to all declared but unpaid dividends on such shares of Series A Preferred Stock and Series A1 Preferred Stock (collectively, the "Series A Preference"). If, upon the occurrence of a Liquidation Event, the assets and funds available to be distributed among the holders of the Series A Preferred Stock and Series A1 Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Company legally available for distribution to such holders shall be distributed ratably based on the number of shares of Series A Preferred Stock and Series A1 Preferred Stock held by each holder.

                      (f) After payment has been made to the holders of the Preferred Stock of the full amounts to which they are entitled pursuant to paragraphs (a), (b), (c), (d) and (e) above, the remaining assets of the Company available for distribution to stockholders shall be distributed ratably among all holders of Preferred Stock and holders of Common Stock based on the number of shares of Common Stock held by each holder (assuming conversion of all Preferred Stock). Notwithstanding the foregoing sentence, the right to receive the remaining assets as so described shall (i) as to the holders of the Series A Preferred Stock and Series A1 Preferred Stock, cease at such time as the holders of the Series A Preferred Stock and Series A1 Preferred Stock receive an aggregate of $1.568 per share (including amounts previously paid as the Series A Preference), (ii) as to the holders of the Series B Preferred Stock and Series B1 Preferred Stock after such time as the holders of the Series B Preferred Stock and Series B1 Preferred Stock receive an aggregate of $1.92 per share (including amounts previously paid as the Series B Preference), be reduced to one-third of the rate at which the assets of the Company were being distributed to the holders of the Series B Preferred Stock and Series B1 Preferred Stock pursuant to the foregoing sentence, (iii) as to the holders of the Series C Preferred Stock and Series C1 Preferred Stock after such time as the holders of the Series C Preferred Stock and Series C1 Preferred Stock receive an aggregate of $2.40 per share (including amounts previously paid as the Series C Preference), be reduced to one-third of the rate at which the assets of the Company were being distributed to the holders of the Series C Preferred Stock and Series C1

Preferred Stock pursuant to the foregoing sentence, (iv) as to the holders of Series D Preferred Stock and Series D1 Preferred Stock, cease at such time as the holders of Series D Preferred Stock and Series D1 Preferred Stock receive an aggregate of $2.92 per share (including amounts previously paid as the Series D Preference), and (v) as to the holders of Series E Preferred Stock and Series E1 Preferred Stock, cease at such time as the holders of Series E Preferred Stock and Series E1 Preferred Stock receive an aggregate of $6.20 per share (including amounts previously paid as the Series E Preference).

               3.2 Notwithstanding the foregoing provisions of this Section 3, if any holder of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock, Series C1 Preferred Stock, Series D Preferred Stock, Series D1 Preferred Stock, Series E Preferred Stock or Series E1 Preferred Stock would have received greater consideration as a result of the Liquidation Event if such holder had converted its shares of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock, Series C1 Preferred Stock, Series D Preferred Stock, Series D1 Preferred Stock, Series E Preferred Stock or Series E1 Preferred Stock, as applicable, into Common Stock in accordance with Section 6 hereof immediately prior to the Liquidation Event, then for purposes of distributing the consideration received in connection with the Liquidation Event to the stockholders of the Company pursuant to this
Section 3, such holder shall be treated as if such holder had converted such shares of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock, Series C1 Preferred Stock, Series D Preferred Stock, Series D1 Preferred Stock, Series E Preferred Stock or Series E1 Preferred Stock, as applicable, into Common Stock immediately prior to the Liquidation Event. The value of securities and property paid or distributed pursuant to this Section 3 shall be computed at fair market value at the time of payment to the Company or at the time made available to stockholders, all as determined by the Board of Directors in the good faith exercise of its reasonable business judgment, provided that (i) if such securities are listed on any established stock exchange or a national market system, their fair market value shall be the closing sales price for such securities as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in the Wall Street Journal or similar publication, and (ii) if such securities are regularly quoted by a recognized securities dealer but selling prices are not reported, their fair market value shall be the mean between the high bid and low asked prices for such securities on the date the value is to be determined (or if there are no quoted prices for such date, then for the last preceding business day on which there were quoted prices).

               3.3 Nothing hereinabove set forth shall affect in any way the right of each holder of Preferred Stock to convert such shares at any time and from time to time into Common Stock in accordance with Section 6 hereof.

               3.4 For purposes of this Section 3, the sale of all or substantially all of the assets of the Company, or the acquisition of the Company by another entity by means of consolidation or merger resulting in the exchange of the outstanding shares of the Company for securities or other consideration issued, or caused to be issued, by the acquiring corporation or corporations and pursuant to which the stockholders of the Company (determined immediately prior to such event) do not hold more than 50% of the common equity and voting power of the surviving corporation, shall be treated as a Liquidation Event, irrespective of the form of payment made in such transaction or series of transactions. A Liquidation Event shall not include a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), covering the offer and sale of Common Stock of the Company.

        4.     MANDATORY REDEMPTION RIGHTS.

               4.1 Unless waived in writing by the holders of more than sixty percent (60%) of the outstanding shares of Preferred Stock, considered together as a single class, the corporation shall redeem, on the terms and conditions stated herein, out of funds legally available therefor, all of the Series E Preferred Stock, the Series E1 Preferred Stock, the Series D Preferred Stock, Series D1 Preferred Stock, Series C Preferred Stock, Series C1 Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series A1 Preferred Stock and Series A Preferred Stock in four (4) annual installments beginning on October 13, 2001 (the "Initial Redemption Date"), and continuing thereafter on the first, second, and third anniversaries of the Initial Redemption Date (each a "Redemption Date"), by paying in cash therefor a sum equal to (i) the Original Series E Issue Price for each share of Series E Preferred Stock or Series E1 Preferred Stock, (ii) the Original Series D Issue Price for each share of Series D Preferred Stock or Series D1 Preferred Stock, (iii) the Original Series C Issue Price for each share of Series C Preferred Stock or Series C1 Preferred Stock to be redeemed plus all declared but unpaid dividends thereon (the "Series C Redemption Price"), (iv) the Original Series B Issue Price for each share of Series B Preferred Stock or Series B1 Preferred Stock to be redeemed plus all declared but unpaid dividends thereon (the "Series B Redemption Price"), and (v) the Original Series A Issue Price for each share of Series A1 Preferred Stock or Series A Preferred Stock to be redeemed plus all declared but unpaid dividends thereon (the "Series A Redemption Price"). Any redemption effected pursuant to this Section 4.1 shall first be made ratably among the holders of Series E Preferred Stock and Series E1 Preferred Stock in proportion to the shares of Series E Preferred Stock and Series E1 Preferred Stock then held by them and, thereafter, to the extent funds remain legally available therefor, ratably among the holders of Series D Preferred Stock and Series D1 Preferred Stock in proportion to the shares of Series D Preferred Stock and Series D1 Preferred Stock then held by them and, thereafter, to the extent funds remain legally available therefor, ratably among the holders of Series C Preferred Stock and Series C1 Preferred Stock in proportion to the shares of Series C Preferred Stock and Series C1 Preferred Stock then held by them and, thereafter, to the extent funds remain legally available therefor, ratably among the holders of Series B Preferred Stock and Series B1 Preferred Stock in proportion to the number of shares of Series B Preferred Stock and Series B1 Preferred Stock then held by them and, thereafter, to the extent funds remain legally available therefor, ratably among the holders of Series A Preferred Stock and Series A1 Preferred Stock in proportion to the number of shares of Series A Preferred Stock and Series A1 Preferred Stock then held by them. The number of shares of Series E Preferred Stock, Series E1 Preferred Stock, Series D Preferred Stock, Series D1 Preferred Stock, Series C Preferred Stock, Series C1 Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series A Preferred Stock and Series A1 Preferred

Stock that the corporation shall be required to redeem under this Section 4.1 on any one Redemption Date shall be equal to the amount determined by dividing (i) the aggregate number of shares of (v) Series E Preferred Stock and Series E1 Preferred Stock, (w) Series D Preferred Stock and Series D1 Preferred Stock, (x) Series C Preferred Stock and Series C1 Preferred Stock, (y) Series B Preferred Stock and Series B1 Preferred Stock, or (z) Series A Preferred Stock and Series A1 Preferred Stock, as the case may be, outstanding immediately prior to the Redemption Date by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies). In the event that the corporation is unable to redeem the full number of shares to be redeemed on any Redemption Date, the shares not redeemed shall be redeemed by this corporation as provided in this Section 4 as soon as practicable and from time to time after funds are legally available therefor.

               4.2 At least twenty (20) but no more than sixty (60) days prior to each Redemption Date, the Company shall give written notice by certified or registered mail, postage prepaid, to all holders of outstanding Preferred Stock, at the address last shown on the records of the Company for such holder, stating such Redemption Date, the applicable Redemption Price, the then current Conversion Price (as hereinafter defined) for such shares, and the date of termination of the right to convert (which date shall not be earlier than thirty
(30) days after the written notice by the Company has been given) and shall call upon such holder to surrender to the Company on such Redemption Date at the place designated in the notice such holder's certificate or certificates representing the shares to be redeemed. On or after the Redemption Date stated in such notice, the holder of each share of Preferred Stock called for redemption shall surrender the certificate evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price for the shares surrendered. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been duly given, and if on such Redemption Date funds necessary for the redemption shall be available therefor, then, as to any certificates evidencing any Preferred Stock so called for redemption and not surrendered, all rights of the holders of such shares so called for redemption and not surrendered shall cease with respect to such shares, except only the right of the holders to receive the applicable Redemption Price for the Preferred Stock which they hold, without interest, upon surrender of their certificates therefor.

               4.3 Notwithstanding anything herein to the contrary, if, on or prior to a Redemption Date, the Company deposits, with any bank or trust company in the State of Washington having aggregate capital and surplus in excess of $100,000,000, as a trust fund, a sum sufficient to redeem on such Redemption Date the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to give the notice of redemption thereof (or to complete the giving of such notice if theretofor commenced) and to pay, on or after the Redemption Date or prior thereto, the Redemption Price of the shares to their respective holders upon the surrender of their share certificates, then from and after the date of the deposit (although prior to such Redemption Date), the shares so called shall be redeemed. The deposit of such sum shall constitute full payment of the shares to their holders and from and after the date of the deposit the shares shall no longer be outstanding, and the holders thereof shall cease to be stockholders with respect to such shares, and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the applicable Redemption Price for the shares of Preferred Stock which they hold, without interest, upon the surrender of their certificates therefor and the right to convert said shares as provided herein at any time up to but not after the close of business on the fifth day prior to the Redemption Date of such shares (which conversion date will not be earlier than thirty (30) days after the written notice of redemption has been given). Any monies so deposited on account of the Redemption Price of Preferred Stock converted into Common Stock subsequent to the making of such deposit shall be repaid to the corporation forthwith upon the conversion of such Preferred Stock. Any interest accrued on any funds so deposited shall be the property of, and paid to, the Company. If the holders of Preferred Stock so called for redemption shall not, at the end of two (2) years after the applicable Redemption Date, have claimed any funds so deposited, such bank or trust company shall thereupon pay over to the Company such unclaimed funds, and such bank or trust company shall thereafter be relieved of all responsibility in respect thereof to such holders and such holders shall look only to the Company for payment of the Redemption Price for the Preferred Stock which they hold.

        5. VOTING RIGHTS.

               5.1 Except as otherwise required by law or hereunder, the holder of each share of Common Stock issued and outstanding shall have one (1) vote and the holder of each share of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock of the corporation having general voting power and not separately as a class. Fractional votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) be rounded to the nearest whole number (with one-half vote being rounded up). Holders of Common Stock and Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Company. In accordance with Section 228(a) of the Delaware General Corporation Law, any action that may be taken at a meeting of the Company's stockholders may be taken by written consent by the stockholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted. If action is taken by less than unanimous consent, the Company shall give nonconsenting stockholders prompt notice of such action; provided that if the action is of a type that would require a filing of a certificate under the Delaware General Corporation Law (a "Certificate Action") then, if the Delaware General Corporation Law so requires, the certificate so filed shall state that written stockholder consent has been given in accordance with Section 228 of the Delaware General Corporation Law and that written notice of the taking of corporate action by stockholders without a meeting as described herein has been given as provided in such section. Such notice shall include the resolution approved by the stockholders by written consent and shall be hand delivered or sent first-class mail to each nonconsenting stockholder at the address on the books and records of the Company.

               5.2 Notwithstanding the provisions of Section 5.1, at each annual or special meeting called for the purpose of electing directors or if directors are elected by written consent, the holders of Series E Preferred Stock and Series E1 Preferred Stock, voting as a single class, shall be entitled to elect two (2) members of the Board, the holders of Series D Preferred Stock and Series D1 Preferred Stock, voting as a single class, shall be entitled to elect one (1) member of the Board, the Series C Preferred Stock and Series C1 Preferred Stock, voting as a single class, shall be entitled to elect one (1) member of the Board, the holders of the Series B Preferred Stock and Series B1 Preferred Stock, voting as a single class, shall be entitled to elect one (1) member of the Board, the holders of Series A Preferred Stock and Series A1 Preferred Stock, voting as a single class, shall be entitled to elect one (1) member of the Board, and the holders of the Common Stock, voting as a single class, shall be entitled to elect two (2) members of the Board. The provisions of this
Section 5.2 shall expire and be of no further force or effect upon conversion of all outstanding shares of Preferred Stock into Common Stock pursuant to the provisions of Section 6 hereof. In the case of any vacancy in the office of a director elected by a specified group of stockholders, a successor shall be elected to hold office for the unexpired term of such director by the affirmative vote of a majority of the shares of such specified group given at a special meeting of such stockholders duly called or by an action by written consent for that purpose. Any director who shall have been elected by a specified group of stockholders may be removed during the aforesaid term of office, either for or without cause, by, and only by, the affirmative vote of the holders of a majority of the shares of such specified group, given at a special meeting of such stockholders duly called or by an action by written consent for that purpose, and any such vacancy thereby created, may be filled by the vote of the holders of a majority of the shares of such specified group represented at such meeting or in such consent.

        6. CONVERSION RIGHTS. The holders of Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

               6.1 Right to Convert. Each share of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock, Series C1 Preferred Stock, Series D Preferred Stock, Series D1 Preferred Stock, Series E Preferred Stock and Series E1 Preferred Stock shall be convertible, without payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share and on or prior to the fifth day prior to the Redemption Date, if any, as may have been set forth in any notice of redemption with respect to such shares of Preferred Stock, at the office of the Company or any transfer agent for such Preferred Stock. Each share of Preferred Stock shall be convertible into such number of fully-paid and non-assessable shares of Common Stock as (A) in the case of the Series A Preferred Stock is determined by dividing $0.523 by the Series A Preferred Stock Conversion Price (as hereinafter defined) at the time in effect for such share, (B) in the case of the Series A1 Preferred Stock is determined by dividing $0.523 by the Series A1 Preferred Stock Conversion Price (as hereinafter defined) at the time in effect for such share, (C) in the case of the Series B1 Preferred Stock is determined by dividing $0.64 by the Series B1 Preferred Stock Conversion Price (as hereinafter defined) at the time in effect for such share, (D) in the case of the Series B Preferred Stock is determined by dividing $0.64 by the Series B Preferred Stock Conversion Price (as hereinafter defined) at the time in effect for such share,
(E) in the case of the Series C Preferred Stock is determined by dividing $0.80 by the Series C Preferred Stock Conversion Price (as hereinafter defined) at the time in effect for such share, (F) in the case of the Series C1 Preferred Stock is determined by dividing $0.80 by the Series C1 Preferred Stock Conversion Price (as hereinafter defined) at the time in effect for such share, (G) in the case of the Series D Preferred Stock is determined by dividing $1.46 by the Series D Conversion Price (as hereinafter defined) at the time in effect for such share, (H) in the case of the Series D1 Preferred Stock is determined by dividing $1.46 by the Series D1 Conversion Price (as hereinafter defined) at the time in effect for such share, (I) in the case of the Series E Preferred Stock is determined by dividing $3.10 by the Series E Conversion Price (as hereinafter defined) at the time in effect for such share, and (J) in the case of the Series E1 Preferred Stock is determined by dividing $3.10 by the Series E1 Conversion Price (as hereinafter defined) at the time in effect for such share. The initial Series A Preferred Stock Conversion Price and Series A1 Preferred Stock Conversion Price shall be $0.523 per share, the initial Series B Preferred Stock Conversion Price and Series B1 Preferred Stock Conversion Price shall be $0.64 per share, the initial Series C Preferred Stock Conversion Price and Series C1 Preferred Stock Conversion Price shall be $0.80 per share, the initial Series D Preferred Stock Conversion Price and Series D1 Preferred Stock Conversion Price shall be $1.46 per share, and the initial Series E Preferred Stock Conversion Price and Series E1 Preferred Stock Conversion Price shall be $3.10 per share. Each of these Conversion Prices shall be subject to adjustment in accordance with Section 6(d) hereof.

               (b) Automatic Conversion. Each share of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock, Series C1 Preferred Stock, Series D Preferred Stock, Series D1 Preferred Stock, Series E Preferred Stock and Series E1 Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price for such series of Preferred Stock upon the earlier of: (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of Common Stock for the account of the Company to the public at an aggregate offering price to the public of greater than Fifteen Million Dollars ($15,000,000) and a per share offering price of not less than $9.30 (adjusted to reflect subsequent stock dividends, stock splits, combinations, or other recapitalizations), and (ii) a total of eighty percent (80%) of the shares of all Preferred Stock, voting as a single class, elects to convert into shares of Common Stock (each such event an "Automatic Conversion"). In the event of an Automatic Conversion of the Preferred Stock upon a public offering as aforesaid, the person(s) entitled to receive the Common Stock issuable upon such conversion of Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

               (c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Company shall, in lieu of any fractional shares to which the holder would otherwise be entitled, pay cash equal to such fraction multiplied by the then effective Conversion Price for such series of Preferred Stock. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Preferred Stock, and shall give written notice to the Company at such office that he or she elects to convert the same; provided, however, that in the event of an Automatic Conversion pursuant to Section 6(b), the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent, and provided further that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such Automatic Conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Company or its transfer agent as provided above, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. The Company shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, or in the case of Automatic Conversion, on the date of closing of the offering or the date on which the last of the shares of Preferred Stock originally issued have been converted into shares of Common Stock, as applicable, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

               (d) Adjustments to Conversion Price.

               The Conversion Price of each series of Preferred Stock shall be subject to adjustment from time to time as follows:

                      (i) Definitions: For purposes of this Section 6(d), the following definitions shall apply:

                        (1) "Options" shall mean rights, options or warrants to subscribe for, purchase, or otherwise acquire either Common Stock or Convertible Securities (as hereinafter defined).

                        (2) "Original Issue Date" shall mean the date on which a share of Series C Preferred Stock was first issued.

                        (3) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than the Common Stock and Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock, Series C1 Preferred Stock, Series D Preferred Stock, Series D1 Preferred Stock, Series E

Preferred Stock, and Series E1 Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                         (4) "Additional Shares of Common Stock" shall mean all
shares of Common Stock issued (or, pursuant to Section 6(d)(iii), deemed to be issued) by the Company after the Original Issue Date, other than (a) at any time after the date of first issuance of Series A Preferred Stock, shares of Common Stock issued pursuant to a transaction described in Section 6(d)(vii); (b) shares of Common Stock issued or issuable upon exercise of warrants issued in connection with equipment leasing transactions approved by not less than two-thirds of the Board; (c) shares of Common Stock issued (or pursuant to Section 6(c)(iii), deemed to be issued) after the Original Issue Date by the Company to officers, directors, employees of, or consultants to, the Company pursuant to a stock option plan or equity compensation program approved by a majority of the Board, or (d) shares issued pursuant to Section 7 hereof, and Common Stock issued or issuable upon conversion of any such shares.

                      (ii) No Adjustment of Conversion Price. No adjustment in the Conversion Price for a series of Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the Conversion Price for such series of Preferred Stock in effect on the date of, and immediately prior to, such issue.

                      (iii) Deemed Issue of Additional Shares of Common Stock. Except as otherwise provided in Sections 6(d)(ii) and 6(d)(iv), in the event the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                             (1) except as provided in Section 6(d)(iii)(2), no
further adjustment in the Series E Conversion Price, the Series D Conversion Price, the Series C Conversion Price, the Series B Conversion Price, or the Series A Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                             (2) if such Options or Convertible Securities by
their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or in the number of shares of Common Stock issuable, upon the exercise, conversion, or exchange thereof, the Series E Conversion Price, the Series D

Conversion Price, the Series C Conversion Price, the Series B Conversion Price and the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Series E Conversion Price, the Series D Conversion Price, the Series C Conversion Price, the Series B Conversion Price or the Series A Conversion Price shall affect Common Stock previously issued upon conversion of the Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, the Series B Preferred Stock or the Series A Preferred Stock);

                             (3) upon the expiration of any such Options or any
rights of Conversion or exchange under such Convertible Securities which shall not have been exercised, the Series E Conversion Price, the Series D Conversion Price, the Series C Conversion Price, the Series B Conversion Price and the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                    (A)     in the case of Convertible
Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

                                    (B)     in the case of Options for
Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (determined pursuant to Section 6(d)(vi)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                             (4)    no readjustment pursuant to clause (2) or
(3) above shall have the effect of increasing the Conversion Price for a series of Preferred Stock to an amount that exceeds the lower of (i) the Conversion Price for such series of Preferred Stock on the original adjustment date, or
(ii) the Conversion Price for such series of Preferred Stock that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

                             (5) in the case of any Options which expire by
their terms not more than 90 days after the date of issue thereof, no adjustment of the Conversion Price for the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock shall be made (except as to shares of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock converted in such period) until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in clause (3) above.

                      (iv) Adjustment of Series E Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event this Company shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6(d)(iii)) without consideration or for a consideration per share less than the Series E Conversion Price in effect on the date of and immediately prior to such issuance (such issuance price being referred to herein as the "Lower Price"), and in such event, the Series E Conversion Price shall be reduced, concurrently with the issue, to the Lower Price.

                      (v) Adjustment of Conversion Prices Upon Issuance of Additional Shares of Common Stock. In the event this Company shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6(d)(iii)) without consideration or for a consideration per share (the "Issuance Price") less than the Conversion Price then in effect for Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, then, and thereafter successively upon each such issuance or sale, the Conversion Price then in effect for such series of Preferred Stock shall simultaneously with such issuance or sale (except as otherwise provided in this Section 6(d)) be adjusted to a Conversion Price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding and the number of shares of Common Stock issuable upon conversion of all outstanding Convertible Securities immediately prior to such issuance, and (ii) the number of shares of Common Stock that the aggregate consideration received by the Company for such issuance would purchase at such Conversion Price, and (B) the denominator of which shall be the sum of (i) the number of shares of Common Stock outstanding and the number of shares of Common Stock issuable upon conversion of all outstanding Convertible Securities immediately prior to such issuance, and (ii) the number of Additional Shares of Common Stock.

        No adjustment of the Conversion Price for a series of Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment. All calculations made under this Section 6(d) shall be made to the nearest 1/10th of a cent or to the nearest 1/100th of a share.

        No adjustment to the Series A1 Conversion Price, the Series B1 Conversion Price, the Series C1 Conversion Price, the Series D1 Conversion Price, or the Series E1 Conversion Price shall be made in respect of the issuance or the deemed issuance of Additional Shares of Common Stock.

                      (vi) Determination of Consideration. For purposes of this
Section 6(d), the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

                             (1) Cash and Property: Such consideration shall:

                                    (A)     insofar as it consists of cash, be
computed at the aggregate amount of cash received by the Company before deducting any reasonable discounts, commissions or other expenses allowed, paid, or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof and excluding amounts paid or payable for accrued interest or accrued dividends;

                                    (B)     insofar as it consists of property
other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board irrespective of any accounting treatment; and

                                    (C)     in the event Additional Shares of
Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.

                             (2)    Options and Convertible Securities.  The
consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 6(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing:

                                    (A)     the total amount, if any, received
or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                                    (B)     the maximum number of shares of
Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                             (3)    Stock Dividends.  Any Additional Shares of
Common Stock relating to stock dividends which may be issued by the Company shall not be deemed to have been issued for purposes of Section 6(d)(v) but shall be covered by Section 6(d)(vii).

                      (vii) Adjustments for Dividends, Splits, Subdivisions, Combinations, or Consolidation of Common Stock. In the event the outstanding shares of Common Stock shall be increased by stock dividend payable in Common Stock, stock split, subdivision, or other similar transaction occurring after the filing of this Certificate of Designation into a greater number of shares of Common Stock, the Conversion Prices for the Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock, Series C1 Preferred Stock, Series D Preferred Stock, Series D1 Preferred Stock, Series E Preferred Stock and Series E1 Preferred Stock then in effect shall, concurrently with the effectiveness of such event, be decreased proportionally. In the event the outstanding shares of Common Stock shall be decreased by reverse stock split, combination, consolidation, or other similar transaction occurring after the filing of this Certificate of Designation into a lesser number of shares of Common Stock, the Conversion Prices for the Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock, Series C1 Preferred Stock, Series D Preferred Stock, Series D1 Preferred Stock, Series E Preferred Stock and Series E1 Preferred Stock then in effect shall, concurrently with the effectiveness of such event, be increased proportionally.

                      (viii) Adjustments for Other Distributions. In the event the Company at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities of the Company other than shares of Common Stock and other than as otherwise adjusted in this Section 6, then and in each such event provision shall be made so that the holders of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock, Series C1 Preferred Stock, Series D Preferred Stock, Series D1 Preferred Stock, Series E Preferred Stock, and Series E1 Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which they would have received had their Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock, and Series C1 Preferred Stock, Series D Preferred Stock, Series D1 Preferred Stock, Series E Preferred Stock, and Series E1 Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 6 with respect to the rights of the holders of the Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock Series B1 Preferred Stock, Series C Preferred Stock, Series C1 Preferred Stock, Series D Preferred Stock, Series D1 Preferred Stock, Series E Preferred Stock, and Series E1 Preferred Stock.

                      (ix) Adjustment for Reclassification, Exchange and Substitution. If the Common Stock issuable upon conversion of the Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock, Series C1 Preferred Stock, Series D Preferred Stock, Series D1 Preferred Stock, Series E Preferred Stock, and Series E1 Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Prices then in effect for the Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock, Series C1 Preferred Stock,

Series D Preferred Stock, Series D1 Preferred Stock, Series E Preferred Stock and Series E1 Preferred Stock shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock, Series C1 Preferred Stock, Series D Preferred Stock, Series D1 Preferred Stock, Series E Preferred Stock and Series E1 Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of such Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock, Series C1 Preferred Stock, Series D Preferred Stock, Series D1 Preferred Stock, Series E Preferred Stock and Series E1 Preferred Stock immediately before that change.

               (e) No Impairment. Except as provided in Section 7, the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment.

               (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price for a series of Preferred Stock pursuant to this Section 6, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Preferred Stock.

               (g) Notices of Record Date. In the event that this Company shall propose at any time:

                      (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock, or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                      (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                      (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                      (iv) to merge or consolidate with or into any other corporation, or sell, lease, or convey all or substantially all its property or business, or to liquidate, dissolve, or wind up; then, in connection with each such event, this Company shall send to the holders of the Preferred Stock:

                             (1) at least twenty (20) days' prior written
notice of the date on which a record shall be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above; and

                             (2) in the case of the matters referred to in (iii)
and (iv) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event or the record date for the determination of such holders if such record date is earlier).

        Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Preferred Stock at the address for each such holder as shown on the books of this Company.

               (h) Issue Taxes. The Company shall pay any and all issue and other taxes (other than income taxes) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Preferred Stock pursuant hereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

               (i) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Articles of Incorporation.

               (j) Status of Converted Stock. In case any series of Preferred Stock shall be converted pursuant to this Section 6, the shares so converted shall resume the status of authorized but unissued shares of Preferred Stock undesignated as to series.

        7.     Special Mandatory Conversion.

               7.1 At any time following the Original Issue Date, if (i) any holder of shares of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B

Preferred Stock or Series A Preferred Stock is entitled to exercise the right of first refusal as set forth in Section 5 of that certain Second Amended and Restated Information and Registration Rights Agreement dated as of May 29, 1998, as amended from time to time (the "Right of First Offer"), with respect to an equity financing of the Company at a price per share which is less than the then current Conversion Price for such series of Preferred Stock (the "Equity Financing"), (ii) the Company has complied with its obligations under the Right of First Offer in respect thereof, and (iii) such holder (a "Non-Participating Holder") does not by exercise of such holder's Right of First Offer acquire its Pro Rata Share (as defined in the Restated Information and Registration Rights Agreement) offered in such Equity Financing (a "Mandatory Offering"), then all of such holder's shares of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock shall automatically and without further action on the part of such holder be converted into an equivalent number of shares of Series E1 Preferred Stock, Series D1 Preferred Stock, Series C1 Preferred Stock, Series B1 Preferred Stock and Series A1 Preferred Stock, respectively, effective immediately prior to the consummation of the Mandatory Offering (the "Mandatory Offering Date"); provided, however, that no such conversion shall occur in connection with a particular Equity Financing if, pursuant to the written request of the Company, the Right of First Offer with respect to such Equity Financing is waived; provided further, however, that no such conversion shall occur in connection with a particular Equity Financing with respect to a particular holder of shares of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, or Series A Preferred Stock if, pursuant to the written request of the Company, such holder agrees in writing to waive his or its Right of First Offer with respect to such Equity Financing and pursuant to the written request of the Company, each other holder of shares of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock agrees in writing that such particular holder of shares of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock may waive his or its Right of First Offer with respect to such Equity Financing. Upon conversion pursuant to this Section 7, the shares of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock so converted shall be canceled and not subject to reissuance.

               7.2 The holder of any shares of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, or Series A Preferred Stock converted pursuant to Section 6(a) hereof shall deliver to the Company during regular business hours at the office of any transfer agent of the Company for the Preferred Stock, or at such other place as may be designated by the Company, the certificate or certificates for the shares so converted, duly endorsed or assigned in blank or to the Company. As promptly as practicable thereafter, the Company shall issue and deliver to such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of the Series E1 Preferred Stock, Series D1 Preferred Stock, Series C1 Preferred Stock, Series B1 Preferred Stock, or Series A1 Preferred Stock to which such holder is entitled. The person in whose name the certificate for such shares of Series E1 Preferred Stock, Series D1 Preferred Stock, Series C1 Preferred Stock, Series B1 Preferred Stock or Series A1 Preferred Stock is to be issued shall be deemed to have become a stockholder of record on the Mandatory Offering Date unless the transfer books of the Company are closed on that date, in which event he or it shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open.

               7.3 In the event that any shares of Series E1 Preferred Stock, Series D1 Preferred Stock, Series C1 Preferred Stock, Series B1 Preferred Stock, or Series A1 Preferred Stock are issued, concurrently with such issuance, the Company shall use its best efforts to take all such action as may be required, including amending the Certificate of Incorporation, (i) to cancel all authorized shares of Series E1 Preferred Stock, Series D1 Preferred Stock, Series C1 Preferred Stock, Series B1 Preferred Stock or Series A1 Preferred Stock, as the case may be, that remain unissued after such issuance, (ii) to create and reserve for issuance upon Special Mandatory Conversion (as provided in Section 7.1) of the Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, or Series A Preferred Stock a new series of Preferred Stock equal in number to the number of shares of Series E1 Preferred Stock, Series D1 Preferred Stock, Series C1 Preferred Stock, Series B1 Preferred Stock or Series A1 Preferred Stock so canceled and designated Series E2 Preferred Stock, Series D2 Preferred Stock, Series C2 Preferred Stock, Series B2 Preferred Stock or Series A2 Preferred Stock, respectively, with the designations, powers, preferences, and rights and the qualifications, limitations and restrictions identical to those then applicable to the Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock, except that the Conversion Prices for such shares of Series E2 Preferred Stock, Series D2 Preferred Stock, Series C2 Preferred Stock, Series B2 Preferred Stock or Series A2 Preferred Stock once initially issued shall be the Conversion Prices in effect for the Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or the Series A Preferred Stock, as the case may be, immediately prior to such issuance and shall no longer be subject to adjustment under Section 6(d)(v) hereof, and (iii) to amend the provisions of this Section 7 to provide that any subsequent Special Mandatory Conversion will be into shares of Series E2 Preferred Stock, Series D2 Preferred Stock, Series C2 Preferred Stock, Series B2 Preferred Stock or Series A2 Preferred Stock rather than Series E1 Preferred Stock, Series D1 Preferred Stock, Series C1 Preferred Stock, Series B1 Preferred Stock or Series A1 Preferred Stock, as the case may be. The Company shall take the same actions with respect to the Series E2 Preferred Stock, Series D2 Preferred Stock, Series C2 Preferred Stock, Series B2 Preferred Stock or the Series A2 Preferred Stock and each subsequently issued series of Preferred Stock upon initial issuance of shares of the last such series to be authorized.

        8. Covenants. In addition to any other rights provided by law, the Company shall not, without first obtaining the affirmative vote or written consent of the holders of more than sixty percent (60%) of the outstanding shares of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock, Series C1 Preferred Stock, Series D Preferred Stock, Series D1 Preferred Stock, Series E Preferred Stock and Series E1 Preferred Stock, voting as a single class:

               (a) amend or repeal any provision of, or add any provision to, the Company's Certificate of Incorporation (other than actions authorized by Section 7) if such action would alter or change the preferences, rights, privileges, or powers of, or the restrictions provided for the benefit of, any outstanding series of Preferred Stock;

               (b) increase or decrease the authorized number of shares of Preferred Stock;

               (c) authorize or issue shares of any class or series of stock having any preference or priority over or on a parity with any preference or priority of any outstanding series of Preferred Stock as to dividends or redemption rights, liquidation preferences, conversion rights, or voting rights;

               (d) reclassify any shares of capital stock of the Company into shares having any preference or priority as to dividends or redemption rights, liquidation preferences, conversion rights, or voting rights, superior to or on a parity with any preference or priority of any outstanding series of Preferred Stock;

               (e) merge or consolidate the Company with any other corporation or corporations (other than with a wholly-owned subsidiary of the Company) or effect any other transaction or series of related transactions, in either case resulting in the stockholders of the Company (determined prior to such event) holding fifty percent or less in interest of the outstanding voting securities of the surviving corporation, or sell, lease, assign, transfer, or convey all or substantially all of the assets of the Company, in a transaction in which the holders of Preferred Stock shall receive per each share of Preferred Stock held, cash, securities, or other property valued, as of the date on which stockholder approval of such transaction is solicited, at less than the applicable Original Issue Price for such share of Preferred Stock plus 2.5% of the Original Issue Price for each series per month for each full month of the period beginning on the date such share was initially issued and ending on the date on which stockholder approval of such transaction is solicited;

               (f) declare or pay any dividends on or make any distributions on account of its Common Stock;

               (g) redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock otherwise than by redemption in accordance with Section 4;

               (h) permit any subsidiary to issue or sell, or obligate itself to issue or sell, except to the Company, any stock of such subsidiary;

               (i) dissolve, liquidate or wind-up the Company; or

               (j) repurchase, acquire or retire any shares of Common Stock such that the total amount applied to such repurchase, acquisition or retirement exceeds Twenty-Five Thousand Dollars ($25,000) in any twelve (12) month period, other than pursuant to the terms of any stock purchase agreement between the Company and any stockholder in connection with the employment of, or the rendering of services by, such stockholder.

               In addition to the foregoing, the affirmative vote or written consent of the holders of at least seventy-five percent (75%) of the outstanding shares of Series E Preferred Stock and

Series E1 Preferred Stock shall be obtained by the Company before the occurrence of any of the events described in Sections 8(a), (c), (d) and (g) above.

        9. Residual Rights. All rights accruing to the outstanding shares of the Company not expressly provided for to the contrary herein shall be vested in the Common Stock. The Common Stock shall not be redeemable.

        IN WITNESS WHEREOF, this Company has caused this Certificate of Designation to be signed and attested by its duly authorized officers this 1st day of September, 1998.




                                                   /s/  S. STEVEN SINGH
                                                   ----------------------------
                                                   S. Steven Singh, President




ATTEST:


/s/ MATTHEW P. QUILTER
-----------------------------
Matthew P. Quilter, Secretary